As filed with the Securities and Exchange Commission on June 8, 2010
     Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

VIASAT, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-0174996
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

6155 El Camino Real
Carlsbad, California 92009
(760) 476-2200
(Address of Principal Executive Offices)

ViaSat, Inc. 401(k) Profit Sharing Plan
(Full Title of the Plan)

Keven K. Lippert, Esq.
Vice President, General Counsel and Secretary
ViaSat, Inc.
6155 El Camino Real
Carlsbad, California 92009
(760) 476-2200
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Craig M. Garner, Esq.
Latham & Watkins LLP
12636 High Bluff Drive, Suite 400
San Diego, California 92130
(858) 523-5400

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Proposed
		Proposed	Maximum
	Amount	Maximum	Aggregate	Amount of
Title of Each Class of	to be	Offering Price	Offering	Registration
Securities to be Registered	Registered (1) (2)	Per Share	Price	Fee
Common stock, $0.0001 par value	400,000 shares	$31.46 (3)	$12,584,000.00	$897.24

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the ViaSat, Inc. 401(k) Profit Sharing Plan (the “401(k) Plan”).

(2)	Pursuant to Rule 416 under the Securities Act, this registration statement also registers an indeterminate number of additional shares that may be issued pursuant to the 401(k) Plan as the result of any future stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of ViaSat, Inc. common stock.

(3)	The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low prices of ViaSat, Inc. common stock as reported on the Nasdaq Global Select Market on June 1, 2010, because the offering price of the securities to be granted in the future is not currently determinable.

EXPLANATORY NOTE
     This registration statement on Form S-8 is filed by ViaSat, Inc. (“ViaSat”) to register an additional 400,000 shares of ViaSat common stock that may be contributed to the 401(k) Plan by ViaSat in satisfaction of its company matching contribution obligations under the 401(k) Plan, which shares will be newly-issued shares. In accordance with Instruction E to Form S-8, the contents of the prior Form S-8 registration statement (Commission File No. 333-159708) are incorporated herein by reference.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act. These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     ViaSat hereby incorporates the following documents in this registration statement by reference:
(a)	ViaSat’s Annual Report on Form 10-K for the fiscal year ended April 2, 2010 filed with the Securities and Exchange Commission (“SEC”) on June 1, 2010;

(b)	ViaSat’s Current Report on Form 8-K filed with the SEC on May 26, 2010;

(c)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by ViaSat’s Annual Report on Form 10-K referred to in clause (a) above; and

(d)	The description of ViaSat common stock set forth in ViaSat’s registration statement on Form 8-A filed with the SEC on November 20, 1996, including any amendment or report filed for the purpose of updating such description.
     In addition, all documents filed by ViaSat pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
     Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.
Item 8. Exhibits.
     The Exhibit Index on page 4 is incorporated herein by reference as the list of exhibits required as part of this registration statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on June 8, 2010.

ViaSat, Inc.
By:	/s/ Mark D. Dankberg
Mark D. Dankberg
Chairman and Chief Executive Officer

     Each person whose signature appears below hereby constitutes and appoints Mark D. Dankberg and Keven K. Lippert, jointly and severally, his attorneys-in-fact, each with the full power of substitution, for him in any and all capacities, to sign this registration statement, and any amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark D. Dankberg Mark D. Dankberg	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	June 8, 2010

/s/ Ronald G. Wangerin Ronald G. Wangerin	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 8, 2010

/s/ Robert W. Johnson Robert W. Johnson	Director	June 8, 2010

/s/ B. Allen Lay B. Allen Lay	Director	June 8, 2010

/s/ Jeffrey M. Nash Jeffrey M. Nash	Director	June 8, 2010

/s/ John P. Stenbit John P. Stenbit	Director	June 8, 2010

/s/ Michael B. Targoff Michael B. Targoff	Director	June 8, 2010

/s/ Harvey P. White Harvey P. White	Director	June 8, 2010

     Pursuant to the requirements of the Securities Act, the Plan Administrator of the ViaSat, Inc. 401(k) Profit Sharing Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on June 8, 2010.

ViaSat, Inc. 401(k) Profit Sharing Plan
By:	/s/ Keven K. Lippert
ViaSat, Inc., as Plan Administrator
	By:	Keven K. Lippert Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
5.1	Opinion of Latham & Watkins LLP					X
5.2	Copy of Internal Revenue Service Opinion Letter Regarding Qualification of the ViaSat, Inc. 401(k) Profit Sharing Plan under Section 401 of the Internal Revenue Code.	S-8	333-159708	5.2	June 3, 2009
23.1	Consent of Independent Registered Public Accounting Firm					X
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto)					X
24.1	Power of Attorney (see signature page)					X

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